EXHIBIT 23.2



                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.



We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to inclusion of and reference to our reports, or information contained therein, dated January 31, 2003 and February 17, 2004, prepared for Whittier Energy Corporation in the Whittier Energy Corporation Annual Report on Form 10-KSB for the year ended December 31, 2003.



                                       H.J. GRUY AND ASSOCIATES, INC.



                                       by: /s/ Sylvia Castilleja
                                       -------------------------
                                       Sylvia Castilleja, PE
                                       Senior Vice President



March 25, 2004
Houston, Texas





H.J. GRUY AND ASSOCIATES, INC. 333 CLAY STREET, SUITE 3850, HOUSTON, TEXAS 77002
                                  (713)739-1000